Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of Signalife, Inc. of our report dated March 26, 2006 relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Elliott Davis, LLC

Elliott Davis, LLC

Greenville, South Carolina

November 20, 2006